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                                                                   EXHIBIT 10.24


                         MANAGEMENT CONSULTING AGREEMENT

         THIS AGREEMENT, dated as of December 10, 2003, by and among Atrium Corporation, a Delaware corporation ("Holdings"), Atrium Companies, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings ("Atrium Companies" and, together with Holdings, hereinafter collectively referred to as the "Company"), and JLK Operations, Inc., a Delaware corporation (the "Consultant").

                                   WITNESSETH

         WHEREAS, the Consultant has and/or has access to personnel who are highly skilled in the field of rendering advice to businesses and financial advice to the Company;

         WHEREAS, the Board of Directors of the Company has been made fully aware of the relationships of certain members of the Company's Board of Directors to the Consultant;

         WHEREAS, the Company's Board of Directors has reviewed in detail and discussed the terms and provisions of this Agreement and the fairness of this Agreement and whether more favorable agreements for the Company could be obtained from unaffiliated third parties; and

         WHEREAS, on the basis of its review of this Agreement, the Board of Directors of the Company deemed it advisable and in the best interests of the Company and necessary to the conduct, promotion, and attainment of the business objectives of the Company that the Company retain Consultant to provide business and financial advice the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto do hereby agree as follows:

         1. The Company hereby retains the Consultant, through the Consultant's own personnel or through personnel available to the Consultant, to render consulting services from time to time to the Company and its direct and indirect subsidiaries (whether now or hereafter acquired), in connection with their financial and business affairs, their relationships with their lenders and stockholders and other third party associates or affiliates, and the operation and expansion of their businesses, including, without limitation, their acquisition, divestitures and investments. The term of this Agreement shall commence on the date hereof and continue until December 31, 2013, unless extended, or sooner terminated, as provided in Section 3 below. The Consultant's personnel shall be available to the Company's managers, auditors, and other personnel for consultation and advice, subject to the Consultant's reasonable convenience and scheduling. Services may be rendered at the Consultant's offices or at such other locations selected the Consultant as the Company shall from time to time agree upon. The provisions of this Agreement shall not, however, confer any power or authority on the Consultant to enter into any transaction on behalf of or in any way bind the Company without the prior written consent of the Company. In no event shall the Consultant be treated as an agent of the Company without the prior written consent of the Company except as otherwise expressly set forth herein.

         2. Subject to Section 3 hereof, the Company agrees to pay an annual consulting services fee of $250,000, payable in advance in equal installments of $62,500, on the first day of each calendar quarter, commencing January 1, 2004, with the fee payable on January 1, 2004


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further paying in arrears and reflecting all accrued and prorated fees from the date of this Agreement through January 1, 2004. All reasonable out-of-pocket expenses incurred by the Consultant and its personnel in connection with the performance by the Consultant of services hereunder to the Company and its subsidiaries (including the expenses of third parties engaged by the Consultant) shall be promptly reimbursed to it by the Company upon the Consultant's rendering of a statement therefor, together with supporting data as the Company shall reasonably require, in accordance with Company policy; provided, that, for so long as the ML Group and the UBS Group are each entitled to exercise the approval rights set forth in Section 5.14(a)(iv) of the ATR LLC Agreement and Section ___ of the Atrium Stockholders Agreement, promptly following the end of each fiscal year during the term of this Agreement the Consultant shall provide to each of ML IBK Positions, Inc., Merrill Lynch Ventures, L.P. 2001 and UBS Capital Americas II, LLC copies of all reimbursement requests submitted to the Company during such immediately preceding fiscal year.

         3. The term of this Agreement shall be automatically renewed for successive one-year terms commencing December 31, 2013, unless thirty (30) days prior to such anniversary, either the Consultant or the Company notifies the other as to its desire to terminate this Agreement, in which case, the term of this Agreement will terminate on such anniversary. Notwithstanding the foregoing, (i) this Agreement shall be terminated in its entirety by the Company upon not less than thirty days' prior written notice from the Company to the Consultant (A) upon the consummation of a Qualified Public Offering of the Company, or (B) upon a Change of Control of the Company, and (ii) Section 2 of this Agreement shall terminate at such time as (A) KAT Holdings, L.P. and its Permitted Transferees ceases to own at least 50% of the Operating Company Share Equivalents owned by KAT Holdings, L.P. as of the date hereof, or (B) there shall have occurred a transfer by the Kenner Parties (as hereinafter defined) in violation of Section 1 of that certain letter agreement by and among ML IBK Positions, Inc., Merrill Lynch Ventures, L.P. 2001, UBS Capital Americas II, LLC, KAT Group, L.P. and the individuals party thereto (KAT Group, L.P. and such individuals, collectively, the "Kenner Parties").

         For purposes of Section 2 and this Section 3, the terms "Change of Control", "Qualified Public Offering", "ML Group", "Permitted Transferees" and "UBS Group" shall have the respective meanings given such terms in the ATR LLC Agreement and the Atrium Stockholders Agreement.

         4. In recognition of the services rendered by the Consultant in connection with the evaluation, negotiation, structuring, financing and closing of the Agreement and Plan of Merger, dated October 27, 2003, by and among the Company and the parties identified therein, and related financing and transactions, the Company will pay Consultant a fee of $8,000,000 upon the closing of the transactions contemplated thereby. The Company acknowledges that Consultant may share a portion of such fee with other direct or indirect investors in the Company.

         5. Notwithstanding the foregoing, the Company shall not pay the fees under Sections 2 and 4 and such fees shall accrue pursuant to the second sentence of this Section 5, (a) if and to the extent expressly prohibited by the provisions of any credit, stock, financing or other agreements or instruments binding upon the Company, its subsidiaries or properties, (b) if



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the Company has not paid cash interest on any interest payment date or has postponed or not made any principal payments with respect to any of their indebtedness on any scheduled payment dates, or (c) if the Company has not paid cash dividends on any dividend payment date as set forth in its certificate of incorporation or as declared by its Board of Directors, or has postponed or not made any redemptions on any redemption date as set forth in its certificate of incorporation or any certificate of designation with respect to its preferred stock, if any. Any payments otherwise owed hereunder, which are not made for any of the above-mentioned reasons, shall not be cancelled but rather shall accrue, without interest, and shall be payable by the Company promptly when, and to the extent, that the Company is no longer prohibited from making such payments and when the Company has become current with respect to such principal or interest payments, has become current with respect to such dividends and has made such redemptions with respect to such preferred stock, if any. This Section 5 will not, in any event, restrict or limit the Company's other obligations under this Agreement, which will be absolute and not subject to set-off.

         6. The Consultant shall have no liability to the Company on account of
(i) any advice which it renders to the Company or any of its direct or indirect subsidiaries, or (ii) the Consultant's inability to obtain financing or achieve other results desired by the Company at any particular time or from time to time, or (iii) the failure of any acquisition, divestiture, financing or business plan to meet the financial, operating, or other expectations of the Company or any of its direct or indirect subsidiaries.

         7. Notwithstanding anything contained in this Agreement to the contrary, the Company agrees and acknowledges for itself and on behalf of its direct and indirect subsidiaries the Consultant, its affiliates and their respective shareholders, employees, partners, principals, directors, affiliates and portfolio companies intend to engage and participate in acquisitions and business transactions outside of the scope of the relationship created by this Agreement and neither the Consultant, any of its affiliates, nor any of their respective shareholders, employees, partners, principals, directors, affiliates or portfolio companies shall be under any obligation whatsoever (except to the extent that fiduciary duty principles under applicable corporate law may be applicable to individual directors and officers of the Company and except as otherwise provided in any other agreement between the Company or its affiliates and the Consultant or its affiliates) to make such acquisitions, business transactions or other opportunities through the Company or offer such acquisitions, business transactions or other opportunities to the Company or any of its direct or indirect subsidiaries.

         8. The Company will, and will cause each of its direct and indirect subsidiaries, indemnify and hold harmless to the fullest extent permitted by applicable law the Consultant, its affiliates and associates, each of their respective principals, partners, officers, directors, employees and agents of each of the foregoing, from and against any loss, liability, damage, claim or expenses (including the reasonable fees and expenses of counsel) arising as a result or in connection with this Agreement or the Consultant's services hereunder or other activities on behalf of the Company and its direct and indirect subsidiaries, except to the extent such loss, liability, damage, claim or expenses resulted from any gross negligence or willful misconduct or bad faith on the part of the Consultant.



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         9. Consultant hereby agrees to be bound by the provisions of Section
6.8 [Outside Businesses] of the ATR LLC Agreement and Section ___ of the Atrium Stockholders Agreement as if a party thereto.

         10. (a) The parties hereto acknowledge that all information provided to the Consultant in connection with the provision of services hereunder shall be subject to the confidentiality provisions set forth in Section 11.16 of the ATR LLC Agreement and Section [ ] of the Atrium Stockholders Agreement.

         (a) This Agreement sets forth the entire understanding of the parties with respect to the Consultant's rendering of services to the Company. This Agreement or any provision hereof may not be modified, waived, terminated or amended except expressly by an instrument in writing signed by the Consultant and the Company and in compliance with the Limited Liability Company Agreement of ATR Acquisition, LLC, dated as of December 10, 2003, as may be amended from time to time, (the "ATR LLC Agreement") and the Stockholders Agreement of Atrium Corporation, dated as of December 10, 2003, as may be amended from time to time (the "Atrium Stockholders Agreement").

         (b) This Agreement may not be assigned by either party without the consent of the other party; provided, however, this Agreement may be assigned by Consultant without the prior consent of the Company to any of its affiliates; provided, further, that any assignment of this Agreement shall not relieve such party from its obligations hereunder. Any assignment of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         (d) In the event that any provision of this Agreement shall be held to be void or unenforceable, in whole or in part, the remaining provisions of this Agreement and the remaining portion of any provisions held void or unenforceable in part shall continue in full force and effect.

         (e) Except as otherwise specifically provided herein, notice given hereunder shall be deemed sufficient only upon receipt if delivered personally or sent by registered or certified mail to the address of the party for whom intended at the principal executive offices of such party, or at such other address as such party may hereinafter specify by written notice to the other party.

         (f) No waiver by either party of any breach of any provision of this Agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such provision or of any other provision herein contained.

         (g) The Consultant and its personnel shall, for purposes of this Agreement, be independent contractors with respect to the Company.

         (h) If at any time after the date upon which this Agreement is executed, the Company acquires or creates one or more subsidiary corporations (a "Subsequent Subsidiary"), the Company shall cause such Subsequent Subsidiary to be subject to this Agreement and all references herein to the Company or to the Company's "direct and indirect Subsidiaries" shall be interpreted to include all Subsequent Subsidiaries.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date and year first above written.

                                             COMPANY:

                                             ATRIUM CORPORATION


                                             By:
                                                Name:
                                                Title:



                                             ATRIUM COMPANIES, INC.



                                             By:
                                                Name:
                                                Title:



                                             CONSULTANT:

                                             JLK OPERATIONS, INC.



                                             By:
                                                Name:
                                                Title:




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